
<ARTICLE> 5
<CIK> 0000012355
<NAME> THE BLACK & DECKER CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                          87,900
<SECURITIES>                                         0
<RECEIVABLES>                                  792,400 <F1>
<ALLOWANCES>                                    44,300
<INVENTORY>                                    636,900
<CURRENT-ASSETS>                             1,751,800
<PP&E>                                         727,600 <F2>
<DEPRECIATION>                                 846,100
<TOTAL-ASSETS>                               3,852,500
<CURRENT-LIABILITIES>                        1,374,700
<BONDS>                                      1,148,900
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        43,700
<OTHER-SE>                                     530,300
<TOTAL-LIABILITY-AND-EQUITY>                 3,852,500
<SALES>                                      4,559,900
<TOTAL-REVENUES>                             4,559,900
<CGS>                                        2,951,000
<TOTAL-COSTS>                                5,026,100 <F3>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             145,300
<INCOME-PRETAX>                               (588,300)<F3>
<INCOME-TAX>                                   166,500 <F4>
<INCOME-CONTINUING>                           (754,800)<F5>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (754,800)<F5>
<EPS-PRIMARY>                                    (8.22)<F6>
<EPS-DILUTED>                                    (8.22)

<F1>Represents net trade receivables.
<F2>Represents net property, plant, and equipment.
<F3>Includes  a pre-tax  restructuring  charge  in the  amount  of  $164,700,  a write-off of goodwill in the amount of $900,000 and a pre-tax gain on the sale of businesses of $114,500.
<F4>Includes a $47,400 tax benefit associated with the restructuring  charge and
    $98,000 of tax expense resulting from the gain on the sale of businesses.
<F5>Includes a restructuring charge and a gain on the sale of businesses, net of tax effects, in the amounts of $117,300 and $16,500, respectively, and a write-off of goodwill in the amount of $900,000.
<F6>Represents basic earnings per share.

